Exhibit 99.1
FOR IMMEDIATE RELEASE:
TrueBlue Acquires MDT Personnel,
Accelerates Growth Through Strategic Acquisition
TACOMA, WA. -- Feb. 6, 2013 -TrueBlue, Inc. (NYSE: TBI) announced today that it has acquired substantially all of the assets of MDT Personnel, a temporary staffing provider with 105 branch locations and more than 15 on-site locations in 25 states.
MDT is the third-largest general labor staffing firm in the U.S. and supplies blue-collar labor to industries similar to those served by TrueBlue, including construction, event staffing, disaster recovery, hospitality, and manufacturing. TrueBlue will expand the size of its general labor business by merging MDT's operations with those of Labor Ready. The addition of MDT creates a TrueBlue organization with combined annual revenue of approximately $1.6 billion.
CEO Steve Cooper called MDT “an excellent match” with TrueBlue's existing business, and said that the acquisition will enhance TrueBlue's national position as the leading provider of dependable blue-collar temporary labor.
"Getting results is inherent to the culture of both companies,” said TrueBlue CEO Steve Cooper. “MDT is a high-quality company. I'm excited to bring our talented teams together so that we can create even more growth by addressing the needs of our combined customers and to attract new customers by delivering business solutions to them through the added expertise and scale we now offer.”
“TrueBlue has a full range of capabilities and is well known for its specialized temporary staffing solutions,” said Mike Traina, MDT CEO. “The additional resources TrueBlue can offer will enable our customers to continue to receive the quality service MDT has provided. Joining the team also opens the door to more career opportunities for our people.”
Cooper added that the decision to acquire MDT's operations reflects the company's overall optimism about growth in the staffing industry and that it will continue to pursue other opportunities to grow through acquisitions.
The base purchase price was $48 million with $12 million paid in cash and $36 million in assumed debt. An additional amount was paid to reimburse the Seller for excess working capital. The deal closed Monday, Feb. 4, 2013.
About TrueBlue
TrueBlue, Inc. is a leading provider of blue-collar staffing. In 2012, TrueBlue connected approximately 350,000 people to work through the following brands: Labor Ready, Spartan Staffing, CLP Resources, PlaneTechs, and Centerline, and served approximately 140,000 businesses in the retail, service, wholesale, manufacturing, transportation, aviation, and construction industries. TrueBlue, Inc. is headquartered in Tacoma, Wash. For more information, visit TrueBlue's website at www.trueblue.com.
Forward-looking Statements
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, such as our ability to successfully complete and integrate the MDT Personnel and other acquisitions that we may make from time to time.  Other examples of such factors can be found in our reports filed with the SEC, including the information under the heading 'Risk Factors' in our Annual Report on Form 10-K for the fiscal year ended Dec. 30, 2011 and in our quarterly reports on Form 10-Q subsequently filed. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
Contacts
Derrek Gafford, EVP & CFO
253-680-8214
Stacey Burke, VP of Corporate Communications
253-680-8291